Exhibit 10.186

April 6, 2007

Jack Pleiter, Manager
Twisted Cactus Enterprises
7000 E. Shea Blvd, Suite 251
Scottsdale, AZ 85282

Dear Jack:

Re:
Asset Purchase Agreement (“Agreement”) dated December 7, 2006 executed by and between Mace Security International, Inc., Mace Car Wash, Inc., and Mace Car Wash-Arizona, Inc., collectively (“Sellers”), and Twisted Cactus Enterprises, LLC (“Purchaser”).

The Agreement was also executed by First American Title Insurance Company (“Escrow Agent”) with respect to the provisions pertaining to the Escrow Agent. Sellers and Purchaser have entered into this Letter Agreement (“First Amendment”) to amend and supplement the terms and provisions of the Agreement. Terms in this First Amendment which are capitalized shall have the meanings given the terms in the Agreement, unless the capitalized term is specifically defined in this First Amendment. The Escrow Agent has entered into this First Amendment with respect to the provisions relating to Escrow Agent. Purchaser, Sellers and Escrow Agent hereby agree as follows:

1. Section 1.2 of the Agreement provides that the date the Closing occurs shall be on April 6, 2007, or such other date that the parties to the Agreement agree to in writing. The Purchaser being unable to tender the Purchase Price by April 6, 2007 has requested Sellers to extend the Closing Date to May 16, 2007. Conditioned on the Purchaser and Escrow Agent performing and complying with the provisions of Paragraph 2 below, the parties agree that the Closing Date shall be on May 16, 2007, or such other date that the Sellers and Purchaser agree to in writing.

2. In exchange for Sellers’ entry into this First Amendment and in lieu of terminating the Agreement, Purchaser shall direct the Escrow Agent to and the Escrow Agent shall immediately deliver the Deposit to MSI via federal wire pursuant to the wiring instructions attached hereto as Exhibit A. In addition, Purchaser hereby agrees to deposit with Escrow Agent an additional sum of Two Hundred Fifty Thousand ($250,000) Dollars (“Extension Deposit”) by good funds on or before April 6, 2007, which additional sum shall be added to and considered to be part of the Deposit, increasing the total Deposit to Seven Hundred and Fifty Thousand Dollars ($750,000), of which Five Hundred Thousand Dollars ($500,000) shall be held by MSI and Two Hundred Fifty Thousand ($250,000) shall be held by the Escrow Agent. The entire Deposit including, without limitation, the portion of the Deposit held by MSI shall be applied to the Purchase Price and paid out by MSI, as set forth in the Agreement, except MSI shall not be required to hold the Deposit in a separate, federally-insured, interest-bearing account with a national banking association, but may hold its portion of the Deposit as MSI solely determines. The entire Deposit, including that portion released to MSI, shall be fully refunded to Purchaser or belong to MSI as liquidated damages as set forth in Sections 1.3(c) and 1.8 of the Agreement or as otherwise provided for in the Agreement.

3. Sellers hereby acknowledge that Purchaser is obtaining financing in connection with its purchase of the Leased Property and Owned Property. Accordingly, Sellers shall request the landlords’ of the Leased Properties to execute any and all documents reasonably requested or required by Purchaser’s lender including, but not limited to, landlord estoppel certificates, and memorandum of leases, as applicable.

4. Sellers and Purchaser hereby agree that Section 10.3 of the Agreement is modified to provide that Purchaser may assign its interests in the Agreement with Sellers’ prior written consent and such consent shall not be unreasonably withheld.

5. Purchaser and Sellers further agree that all other provisions of the Agreement are in full force and effect and not modified.

6. This First Amendment may be executed simultaneously in two or more counterparts, each of which shall be deemed an original and all of which together shall constitute but one and the same instrument. This First Amendment may be executed by facsimile transmission and a signature transmitted by facsimile transmission shall be binding on the party so executing this Letter Agreement.

This First Amendment dated April 6, 2007 has been agreed to by the undersigned parties.

SELLERS: Mace Security International, Inc.

By: /s/ Robert M. Kramer
Name: Robert M. Kramer Title: Executive Vice President

Mace Car Wash, Inc and Mace Car Wash - Arizona, Inc.
By: /s/ Robert M. Kramer
Name: Robert Kramer Title: Vice President

SIGNATURES OF PURCHASER AND ESCROW AGENT CONTINUED ON PAGE 3 FOLLOWING

PURCHASER: Twisted Cactus Enterprises, LLC.

By: /s/ Jack Pleiter
Name: Jack Pleiter Title: Manager

ESCROW AGENT: First American Title Insurance Company Executed only for purposes of agreeing to the Provisions pertaining to the Escrow Agent.
By: /s/ Sheila Hunter
Name: Sheila Hunter Title: Senior Commercial Escrow Officer